Exhibit 10.21

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SUNSHINE HEART, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No. CSW-**	Original Issue Date: February 8, 2012

SUNSHINE HEART, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, *** or its/his permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of *** shares (subject to adjustment as provided herein) of common stock, US$0.0001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, including any additional shares, if any, to be issued pursuant to the immediately following paragraph, the “Warrant Shares”) at an exercise price equal to A$8.00 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Trigger Date”) and through and including 5:30 P.M., New York City time, on February 8, 2017 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated February 6, 2012 by and among the Company and the Purchasers identified therein (the “Purchase Agreement”).  All such warrants are referred to herein, collectively, as the “Warrants.”

1.                                      DEFINITIONS. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.  All dollar amounts set forth herein shall refer to Australian currency.

2.                                      REGISTRATION OF WARRANTS.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      REGISTRATION OF TRANSFERS.  Subject to compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified in the Purchase Agreement and (x) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act, to the Company at its address specified in the Purchase Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  Any New Warrant issued pursuant to a partial exercise of this Warrant or as a result of a transfer of this Warrant shall be deemed to have the Original Issue Date of *** **, 2012, which is the date that this Warrant was initially issued to such Holder or its predecessor.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 3.

4.                                      EXERCISE AND DURATION OF WARRANTS.

(a)                                  All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Trigger Date and through and including 5:30 P.M. New York City time, on the Expiration Date. At 5:30 P.M., New York City time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)                                  The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice (whether via facsimile or otherwise), in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.                                      DELIVERY OF WARRANT SHARES.

(a)                                  Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if a Registration Statement covering the resale of the Warrant Shares is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), (i) a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at either CHESS Depositary Nominees Pty Ltd. which will hold legal title to the Warrant Shares on behalf of the Holder for its benefit through the issue of CHESS Depositary Interests that will be quoted on the stock market of the Australian Securities Exchange or the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act, in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends.  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.  For purposes of this Warrant, “Trading Day” shall mean any day on which the Warrant Shares are traded on a U.S. stock exchange or, if inapplicable,  the principal securities exchange or securities market on which the Warrant Shares are then traded.

(b)                                  In addition to any other rights available to the Holder, if by the close of the third Trading Day after delivery of an Exercise Notice and the payment of the aggregate exercise price in any manner permitted by Section 10 of this Warrant, the Company fails to deliver to the Holder a certificate (or make an electronic delivery) representing the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder or the Holder’s brokerage firm purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (or make an electronic delivery) (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates

(or make an electronic delivery) representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the closing bid price of a share of Common Stock on the Exercise Date.

6.                                      CHARGES, TAXES AND EXPENSES.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.                                      REPLACEMENT OF WARRANT.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity or surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.                                      RESERVATION OF WARRANT SHARES.  The Company represents, warrants, covenants and agrees that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price (including by “cashless exercise” if permitted hereunder) in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company, without requiring any action to be taken or expense to be incurred by Holder, will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.                                      CERTAIN ADJUSTMENTS.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)                                  Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision or combination or reclassification.

(b)                                  Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph) or (iii) rights, options or warrants to subscribe for or purchase any security, or (iv) any other asset (including cash or cash dividends) (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date without regard to any limitation on exercise contained therein.

(c)                                  Change in Control.  For the purpose of this Warrant, “Change in Control” means a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company, unless the requisite stockholders of the Company elect, pursuant to the Certificate of Incorporation (as defined below), for such transaction or transactions not to be a Change in Control of the Company.

(i)                                    Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is not an asset sale and in which the sole consideration is cash, either (a) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Change in Control. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than ten (10) days prior to the closing of the proposed Change in Control.

(ii)                                Upon the written request of the Company, the Holder agrees that, in the event of a Change in Control that is an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) the Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Change in Control or (b) if the Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as such Holder may request in connection with such contemplated Change in Control giving rise to such notice), which is to be delivered to the Holder not less than ten (10) days prior to the closing of the proposed Change in Control. As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of the Company, and any person or entity that controls or is controlled by or is under common control with such persons or entities.

(iii)                            Upon the written request of the Company, the Holder agrees that, in the event of a stock for stock Change in Control of the Company by a publicly traded acquirer if, on the record date for the Change in Control, the fair market value of the Warrant Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than two (2) times the Exercise Price, the Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Change in Control as a holder of the Warrant Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

(iv)                               Upon the closing of any Change in Control other than those particularly described in subsections (i), (ii) and (iii) above, the successor entity, if any, and if applicable, shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Change in Control and subsequent closing. The Exercise Price and/or number of Warrant Shares shall be adjusted accordingly.

(d)                                  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                                  Calculations.  All calculations under this Section 9 shall be rounded to the nearest cent or up to the next share, as applicable.

(f)                                    Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly notify the Holders of the applicable adjustment, compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)                                 Notice of Corporate Events.  If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Change in Control or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction and the Company will take all reasonable steps to give Holder the practical opportunity to exercise this Warrant prior to such time;  provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(h)                                 Special ASX Provision.  For so long as shares of the Company’s capital stock (or CHESS Depositary Interests representing such shares) are listed or otherwise quoted on the stock market of the Australian Securities Exchange (the “ASX”), the following provisions of this Section 9(h) shall apply.

(i)                                    The Company will, in accordance with the listing rules of the ASX (the “ASX Listing Rules”), make an application to have the Warrant Shares that are issued pursuant to an exercise of this Warrant, listed for official quotation on the market conducted by ASX.  In the case of any pro-rata issue (other than a bonus issue), the Exercise Price will be reduced according to the formula set out for making such an adjustment in the ASX Listing Rules. In the case of a bonus issue, the number of Warrant Shares over which this Warrant is exercisable will, in accordance with the ASX Listing Rules, be increased by the number of Warrant Shares which the Holder would have received if this Warrant had been exercised before the record date for the bonus issue. The Company will notify the ASX of the adjustments in accordance with the ASX Listing Rules.

(ii)                                In the event of any reorganisation (including consolidation, subdivisions, reduction or return) of the authorised or issued capital of the Company, the rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

(iii)                            Upon reorganisation of the Company’s capital, the rights of the Holder will, as required, be changed to comply with the ASX Listing Rules.

Other than as permitted under the ASX Listing Rules, the Warrant does not give the Holder any right to vote, receive dividends, participate in new share issues or grant any other rights to the Holder as a shareholder until Warrant Shares are allotted pursuant to the exercise of the Warrant.  In the event the terms and conditions of this Section 9(h) conflict with the terms and conditions set forth in Sections 9(a)-(d) of this Warrant, the terms and conditions of this Section 9(h) shall control.

10.                               PAYMENT OF EXERCISE PRICE.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if, on any Exercise Date there is not an effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder or if on any Exercise Date, the Warrant Shares (or CHESS Depository Interests representing the Warrant Shares) are not listed or quoted on the ASX, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value.  The Board of Directors’ determination shall be binding upon all parties absent demonstrable error.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 10.

11.                               LIMITATIONS ON EXERCISE.

(a)                                  Notwithstanding anything to the contrary contained in this Warrant (other than the provisions of Section 11(b) below), the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant to the extent (but only to the extent) that, after giving effect to such issuance after exercise, the Holder (together with any person acting as a group with the Holder or the Holder’s Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which warrants shall be exercisable (as among all warrants owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership and as to the determination of any group) shall be determined by the Holder in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.  Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested by the Holder in such Exercise Notice is permitted under this paragraph.

(b)                                  The provisions of Section 11(a) above shall not apply to any exercise by any Holder whose beneficial ownership of Common Stock immediately prior to the issuance of this Warrant (together with any person acting as a group with such Holder and such Holder’s Affiliates) exceeds the Maximum Percentage (an “Existing MP Holder”), provided, however, if at any time after the date hereof an Existing MP Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holders for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall collectively beneficially own the Maximum Percentage or less, then such Holder may deliver a written notice to the Company (an “MP Notice”) providing that such Holder irrevocably elects to be subject to the provisions of Section 11(a).

(c)                                  Notwithstanding anything to the contrary contained in this Warrant, the Company shall not effect any exercise of this Warrant (including if held by an Existing MP Holder that has not delivered an MP Notice), and the Holder shall not have the right to exercise any portion of this Warrant to the extent (but only to the extent) that, after giving effect to such issuance after exercise, the Holder (together with any person acting as a group with the Holder or the Holder’s Affiliates) would beneficially own in excess of 19.99% (the “Applicable Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which warrants shall be exercisable (as among all warrants owned by the Holder) shall, subject to such Applicable Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership and as to the determination of any group) shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.  Each delivery of an Exercise Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested by the Holder in such Exercise Notice is permitted under this paragraph.

12.                               NO FRACTIONAL SHARES.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares that would, otherwise be issuable, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional shares.

13.                               NOTICES.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Purchase Agreement unless changed by such party by two (2) Trading Days’ prior notice to the other party in accordance with this Section 13.

14.                               WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.                               MISCELLANEOUS.

(a)                                  No Rights as a Stockholder.  Unless otherwise permitted in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)                                  Authorized Shares.

(i)                                    The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)                                Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii)                            Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)                                  Successors and Assigns.  Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Change in Control. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)                                  Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e)                                  Acceptance.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)                                    Governing Law; Jurisdiction.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT.

(g)                                 Headings.  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)                                 Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i)                                    Remedies.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SUNSHINE HEART, INC.

By:
Name:
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